PROMISSORY NOTE- IEIRW I

$300,000 (Three Hundred Thousand Dollars)
Principal Amount

Dated: April 24, 2008
State of Nevada

Funding Date- On or before April 24, 2008
Due Date of Note October 24, 2008

FOR VALUE RECEIVED, Three Hundred Thousand Dollars ($300,000), the undersigned, Rivers West Energy, LLC located at 17 Dogwood Drive, Salem, IL 62881 (Borrowers) hereby promises to pay to the order of Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (Maker) the sum of $300,000 (Three hundred Thousand Dollars). Said sum shall be paid in the manner following:

This Promissory Note shall bear interest at five percent (5%) per annum from the Funding Date to the Due Date. Interest payments and the Principal Amount shall be paid to Maker at the due date. Borrowers may pre-pay any or all of the Principal Amount without penalty.

At the Due Date Borrower will repay the Note in the following manner:

> Borrower will repay the Principal Amount along with accrued interest within 10 days of the Due Date via check to the Makers address above.

This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:

1- Breach of any condition of any of the security interest.
2- Upon the insolvency, dissolution, or liquidation of the Borrowers.

In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker.

The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any

indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

Stanley L. Teeple, CFO

April 24, 2008
Date

Indigo-Energy, Inc.

Accepted by Maker Rivers West Energy, LLC

Steven P. Durdin, Managing Member

4/24/08
Date

EIN #

PromNoteIEI RWEI I